EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 4 to Registration Statement No. 333-182600 on Form S-1 of Galt Petroleum, Inc. of our report dated October 8, 2012 relating to the financial statements of Galt Petroleum, Inc. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ HANSEN, BARNETT & MAXWELL, P.C. HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
January 18, 2013